SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 7, 2002
(Date of earliest event reported)

TIVO INC.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File: 000-27141	77-0463167 (I.R.S. Employer Identification No.)

2160 Gold Street
P.O. Box 2160
Alviso, California 95002
(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On October 7, 2002, we executed a purchase agreement with certain institutional investors to issue and sell to such investors 6,963,788 shares of our common stock, par value $.001 per share, for a per share purchase price of $3.59 and an aggregate purchase price of $25,000,000, warrants to purchase an additional 1,323,120 shares of our common stock with a term of three years and an exercise price of $5.00 per share, and warrants to purchase an additional 1,323,120 shares of our common stock with a term of four years and an exercise price of $5.00 per share. The shares of common stock, warrants and shares of Common Stock issuable upon exercise of the warrants were registered pursuant to our universal shelf registration statement on Form S-3 (File No. 333-53152) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on December 1, 2001, and declared effective by the Commission on January 4, 2002, as further amended by a post-effective amendment, filed with the Commission on February 13, 2002 and a post-effective amendment, filed with, and declared effective by, the Commission on February 25, 2002. In connection with the offering, we filed a prospectus supplement to our universal shelf registration statement. The offering closed on October 8, 2002 with net proceeds of approximately $24,700,000 after deducting our estimated offering expenses of approximately $300,000. We expect to use the net proceeds from the offering for general corporate purposes, which may include funding research and development, sales and marketing expenses, capital expenditures and as part of our working capital. For additional information concerning the shares, the three-year warrants and the four-year warrants, refer to the exhibits contained in this Current Report on Form 8-K, which are incorporated by reference into this report.

The issuance of the shares and the warrants described in the paragraph above will cause a reduction in the conversion price of our outstanding 7% Convertible Senior Notes due 2006. The indenture for the notes provides for, among other things, adjustment of the conversion price of the notes if, prior to August 28, 2003, we issue common stock or common stock equivalents at an issue price less than the “effective” conversion price on the notes (or with respect to common stock equivalents, such additional common stock equivalent is issued with a conversion or exercise price per share less than the “effective” conversion price of the notes). The conversion price of the notes prior to the offering of the shares and warrants described above was $4.21. The “effective” conversion price of the notes prior to the offering of the shares and warrants described above was $3.41. Pursuant to the terms of the indenture, as a result of the offering, the conversion price of the notes will be adjusted to $3.99. This reduction in the conversion price on the notes will result in approximately 580,000 additional shares becoming issuable upon conversion of the notes, thereby resulting in dilution to the existing holders of our common stock.

ITEM 7.    FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated as of October 7, 2002, by and among TiVo Inc. and the Investors listed on Exhibit A thereto.

4.2	Form of Three-Year Warrant

4.3	Form of Four-Year Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Date: October 8, 2002	TIVO INC.

	By:	/s/ DAVID H. COURTNEY
David H. Courtney Chief Financial Officer and Executive Vice President Worldwide Operations and Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Securities Purchase Agreement, dated as of October 7, 2002, by and among TiVo Inc. and the Investors listed on Exhibit A thereto.

4.2	Form of Three-Year Warrant

4.3	Form of Four-Year Warrant